Exhibit 10.1

FIRST AMENDMENT TO
THE BEAUTY HEALTH COMPANY EXECUTIVE SEVERANCE PLAN

    This First Amendment (this “First Amendment”) to The Beauty Health Company Executive Severance Plan (the “Plan”) is made and adopted by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Beauty Health Company, a Delaware corporation (the “Company”), effective as of February 5, 2023 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

RECITALS

    WHEREAS, the Company maintains the Plan;

    WHEREAS, pursuant to Section 13.4 of the Plan, the Committee, as the Administrator (as defined in the Plan) of the Plan has the authority to amend the Plan at any time prior to a Change in Control; and

    WHEREAS, the Committee has determined that it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

    NOW THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of the Effective Date:

AMENDMENT

1.Section 1.5 of the Plan is hereby amended and restated in its entirety as follows:

    “1.5    “CIC Protection Period” means the period beginning on (and including) the date on which a Change in Control is consummated and ending on (and including) the twelve (12)-month anniversary thereof.”

2.    A new Section 1.8 is added to the Plan as follows, and the section references to all remaining subsections of Section 1 of the Plan are updated accordingly.

    “1.8    “COBRA Period” means, with respect to any Participant, the number of months following the Participant’s Date of Termination during which the Participant is entitled to the COBRA Benefits, as determined in accordance with Exhibit A or Exhibit B, as applicable, attached hereto (based on the Participant’s Severance Classification).”

3.    Section 1.21 (as updated pursuant to Section 2 of this First Amendment) of the Plan is hereby amended and restated in its entirety as follows:

    “1.21    “Severance Period” means, with respect to any Participant, in the event of a Qualifying Termination (other than a CIC Termination), the number of months following the Participant’s Date of Termination during which the Participant is entitled to the Cash Salary Severance, as determined in accordance with Exhibit A attached hereto (based on the Participant’s Severance Classification).”
4.    The first sentence of Section 4.2 of the Plan is hereby amended and restated in its entirety as follows:

“In the event that a Participant experiences a Qualifying Termination (other than a CIC Termination), then, subject to Section 4.6 hereof and further subject to the Participant’s execution of a Release that becomes effective and irrevocable in accordance with Section 4.4 hereof, and subject to any additional requirements specified in the Plan, the Company shall pay or provide to the Participant the following Severance Benefits:”

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5.    Section 4.2(d) of the Plan is amended to replace all references to “Severance Period” set forth therein with references to “COBRA Period.”

6.    Section 4.3 of the Plan is hereby amended and restated in its entirety as follows:

“4.3    CIC Termination Payment. In the event that a Participant experiences a CIC Termination, then, subject to Section 4.6 hereof and further subject to the Participant’s execution of a Release that becomes effective and irrevocable in accordance with Section 4.4 hereof, and subject to any additional requirements specified in the Plan, then the Company shall pay or provide to the Participant, as applicable, the Severance Benefits set forth in Sections 4.2(a)-(d) hereof; provided, however, that the amount of the Cash Salary Severance and the COBRA Period shall be determined in accordance with Exhibit B attached hereto (instead of in accordance with Exhibit A) based on the Participant’s Severance Classification; provided further, that the Cash Salary Severance shall be paid in a cash lump sum amount within seventy (70) days following the Date of Termination; provided that if the aggregate period during which the Participant is entitled to consider and/or revoke the Release spans two calendar years, the Cash Salary Severance shall be paid in the second (2nd) such calendar year.”

7.    Section 4.5 of the Plan is hereby amended and restated in its entirety as follows:

    “4.5    Reserved. ”

8.    Section 13.4 of the Plan is hereby amended and restated in its entirety as follows:

    “13.4    Termination and Amendment of Plan. Prior to the consummation of a Change in Control, the Plan may be amended or terminated by the Administrator at any time and from time to time, in its sole discretion. For a period of twelve (12) months from and after the consummation of a Change in Control, the Plan may not be amended, modified, suspended or terminated except with the express written consent of each Participant who would be adversely affected by any such amendment, modification, suspension or termination. After the expiration of such twelve (12)-month period, and subject to Section 2 hereof, the Plan may again be amended or terminated by the Administrator at any time and from time to time, in its sole discretion (provided, that no such amendment or termination shall adversely affect the rights of any Participant who has experienced a Qualifying Termination on or prior to such amendment or termination).

9.    Exhibits A and B to the Plan are hereby amended and restated in their entirety as set forth on Schedule 1 attached hereto.

10.    This First Amendment shall be and is hereby incorporated in and forms a part of the Plan.
11.    Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.

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Schedule 1
Amended Exhibits A and B
Exhibit A
CALCULATION OF NON-CHANGE IN CONTROL SEVERANCE AMOUNTS

Severance Classification	Cash Salary Severance	COBRA Period	Severance Period
Tier 1	12 months of Base Salary	12 months	12 months
Tier 2	9 months of Base Salary	9 months	9 months
Tier 3	3 months of Base Salary	3 months	3 months

Exhibit B
CALCULATION OF CHANGE IN CONTROL SEVERANCE AMOUNTS

Severance Classification	Cash Salary Severance	COBRA Period
Tier 1	1. 12 months of Base Salary 2. 100% Target Bonus	12 months
Tier 2	1. 9 months of Base Salary 2. 100% Target Bonus	9 months
Tier 3	1. 3 months of Base Salary 2. 25% Target Bonus	3 months